Exhibit 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the filing of the Annual Report on Form 20-F for the year ended December 31, 2023 (the “Report”) by DoubleDown Interactive Co., Ltd. (the “Company”), the undersigned, as the Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, to his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 28, 2024	/s/ In Keuk Kim
In Keuk Kim
Chief Executive Officer